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                                                                   EXHIBIT 23(D)



     We hereby consent to the use of the reports provided by us to Ryder Scott Company Petroleum Engineers in this registration statement and to any references to us or our reports included therein.



Servipetrol Ltd.


Calgary, Alberta, Canada


July 14, 1998